                         BAYNET, LTD. AND SUBSIDIARIES
                      (FORMERLY BAYOU INTERNATIONAL, LTD)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

                                                                      EXHIBIT 21

                    LIST OF SUBSIDIARIES AS AT JUNE 30, 2000

                               BAYNEX.COM PTY LTD

                          BAYNET INTERNATIONAL PTY LTD